 Exhibit 99.01

ReachLocal Reports First Quarter 2012 Results

Direct Local Revenue Grows 27%, International Revenue Grows 60%

Raises Guidance for the Year

(WOODLAND HILLS, CA) – May 1, 2012 - ReachLocal, Inc. (NASDAQ:RLOC), a leader in local online marketing solutions for small- and medium-sized businesses (SMBs), today reported financial results for the first quarter ended March 31, 2012.

•	Revenue growth of 24% over the first quarter of 2011, highlighted by 60% growth in international markets and 27% growth in the direct local channel
•	International revenue expanded to 26.5% of revenue from 20.5% in the first quarter of 2011
•	Adjusted EBITDA grew 137% to $4.0 million, compared to $1.7 million for the prior year period
•	Active Advertisers grew 17% to 20,400 and Active Campaigns grew 24% to 30,100 from the prior year period
•	Repurchased $2.6 million or 388,000 shares of stock ($9.3 million or 1,257,000 shares to date) under the $20 million buy-back authorization

Management Commentary

“ReachLocal delivered strong first quarter results due to strong international demand  for our online marketing solutions for SMBs and strengthening demand for our products in North America as the economy showed signs of improvement,” said Zorik Gordon, CEO of ReachLocal.

“As we move through 2012, we intend to continue to grow our distribution capabilities through our local salesforce, enhance our technology platform including mobile and local commerce initiatives and continue our global expansion,” said Gordon.

Quarterly Results at a Glance

(Table amounts in 000’s except key metrics and per share amounts)

	Q1 2012	Q1 2011	% Change
Revenue	$104,003	$84,058	24%
Net Loss from Continuing Operations	$(1,006)	$(2,672)	62%
Net Loss from Continuing Operations per Diluted Share	$(0.03)	$(0.09)	63%
Net Loss	$(1,006)	$(3,447)	71%
Net Loss per Diluted Share	$(0.03)	$(0.12)	71%
Non-GAAP Net Income	$1,959	$279	602%
Non-GAAP Net Income per Diluted Share	$0.07	$0.01	575%
Adjusted EBITDA	$4,022	$1,698	137%
Underclassmen Expense	$11,055	$10,396	6%
Cash Flow from Continuing Operations	$13,354	$4,568	192%
Cash Flow from Operating Activities	$13,218	$4,029	228%

Revenue by Channel and Geography:
Direct Local Revenue	$81,740	$64,515	27%
National Brands, Agencies and Resellers (NBAR) Revenue	$22,263	$19,543	14%
International Revenue (included above)	$27,527	$17,206	60%

Key Metrics (at period end):
Active Advertisers	20,400	17,400	17%
Active Campaigns	30,100	24,300	24%
Total Upperclassmen	381	303	26%
Total Underclassmen	417	435	(4)%
Total IMCs	798	738	8%

ReachLocal’s Bizzy operations are reported as a discontinued operation. A table reconciling the impact of this classification on prior periods is available on the Company's investor relations site.

Business Outlook

“We are pleased with our performance for the quarter and are cautiously optimistic regarding the North American economy,” said Ross Landsbaum, Chief Financial Officer. “Based on our performance to date and the improving economic climate, we are raising our full-year 2012 guidance. We expect 2012 revenue to be in the range of $439 million to $454 million, and Adjusted EBITDA to be in the range of $18 million to $22 million.”

The Company’s outlook is as follows:

Second Quarter 2012

•	Revenues in the range of $108.7 million to $110.7 million
•	Adjusted EBITDA in the range of $4.3 million to $5.3 million
•	Ending Upperclassmen headcount of 390 to 410
•	Ending Underclassmen headcount of 420 to 440
•	Ending total IMC headcount of 810 to 850

Fiscal Year 2012

•	Revenues in the range of $439 million to $454 million
•	Adjusted EBITDA in the range of $18 million to $22 million
•	Ending Upperclassmen headcount of 420 to 460
•	Ending Underclassmen headcount of 390 to 430
•	Ending total IMC headcount of 810 to 890

Conference Call and Webcast Information

The ReachLocal first quarter 2012 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Tuesday, May 1, 2012, during which the Company will provide forward-looking information. To participate on the live call, analysts and investors should dial 877-941-4774 at least ten minutes prior to the call.  ReachLocal will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of the Company’s Web site at www.reachlocal.com.

Use of Non-GAAP Measures

ReachLocal management evaluates and makes operating decisions using various financial and operational metrics.  In addition to the Company’s GAAP results, Management also considers non-GAAP measures of non-GAAP net income (loss), non-GAAP net income (loss) per share, and Adjusted EBITDA.  Management believes that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. The attached tables provide a reconciliation of these non-GAAP financial measures with the most directly comparable GAAP financial measures.  Management also tracks and reports on Underclassmen Expense, Active Advertisers, Active Campaigns and the total number of Internet Marketing Consultants (IMCs), as management believes that these metrics are important gauges of the progress of the Company’s performance.

The non-GAAP net income is defined as net income (loss) from continuing operations before (a) stock-based compensation related expense (including the related adjustment to amortization of capitalized software development costs) and (b) acquisition related costs.  Adjusted EBITDA is defined as net income (loss) from continuing operations before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, the effects of accounting for business combinations (including any impairment of acquired intangibles and, in the case of the acquisition of SMB:LIVE, the deferred cash consideration) and amounts included in other non-operating income or expense.

Acquisition Related Costs:  Acquisition related costs, including the amortization and any impairment of acquired intangibles and the deferred cash consideration for the SMB:LIVE acquisition, are excluded from the non-GAAP operating results as these are non-recurring charges which the Company would not have incurred as part of continuing operations. This definition therefore excludes the effect of the impairment of certain intangibles acquired in the DealOn acquisition.

Each of these non-GAAP measures, while having utility, also have limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect the Company’s cash expenditures for capital equipment or other contractual commitments;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect capital expenditure requirements for such replacements;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	Adjusted EBITDA and non-GAAP net income (loss) do not consider the potentially dilutive impact of issuing equity-based compensation to the Company’s management and other employees;

•
Adjusted EBITDA does not reflect the potentially significant interest expense or the cash requirements necessary to service interest or principal payments on indebtedness that the Company may incur in the future;

•
Adjusted EBITDA does not reflect income and expense items that relate to the Company’s financing and investing activities, any of which could significantly affect the Company’s results of operations or be a significant use of cash;

•	Adjusted EBITDA and non-GAAP net income (loss) do not reflect costs or expenses associated with accounting for business combinations;

•	Adjusted EBITDA does not reflect certain tax payments that may represent a reduction in cash available to the Company; and

•	Other companies, including companies in the same industry, calculate Adjusted EBITDA and non-GAAP net income (loss) measures differently, which reduces their usefulness as a comparative measure.

Adjusted EBITDA is not intended to replace operating income (loss), net income (loss) and other measures of financial performance reported in accordance with GAAP. Rather, Adjusted EBITDA is a measure of operating performance that may be considered in addition to those measures. Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to the Company to invest in the growth of the business.

Underclassmen Expense is a number the Company calculates to approximate its investment in Underclassmen and is comprised of the selling and marketing expenses allocated to Underclassmen during a reporting period. The amount includes the direct salaries and allocated benefits of the Underclassmen (excluding commissions), training and sales organization expenses including depreciation allocated based on relative headcount and marketing expenses allocated based on relative revenue. While management believes that Underclassmen Expense provides useful information regarding the Company’s approximated investment in Underclassmen, the methodology used to arrive at the estimated Underclassmen Expense was developed internally by the Company, is not a concept or method recognized by GAAP and other companies may use different methodologies to calculate or approximate measures similar to Underclassmen Expense. Accordingly, the calculation of Underclassmen Expense may not be comparable to similar measures used by other companies. Management refers to sales through its sales force of Internet Marketing Consultants as its Direct Local channel.  As the sale to agencies, resellers and national brands involves negotiations with businesses that generally represent an aggregated group of SMB advertisers, management groups them together as the National Brands, Agencies and Resellers (NBAR) channel.

Active Advertisers is a number the Company calculates to approximate the number of clients directly served through our Direct Local channel as well as clients served through our National Brands, Agencies and Resellers channel. We calculate Active Advertisers by adjusting the number of Active Campaigns to combine clients with more than one Active Campaign as a single Active Advertiser. Clients with more than one location are generally reflected as multiple Active Advertisers. Because this number includes clients served through the National Brands, Agencies and Resellers channel, Active Advertisers includes entities with which we do not have a direct client relationship. Numbers are rounded to the nearest hundred.

Active Campaigns is a number we calculate to approximate the number of individual products or services we are managing under contract for Active Advertisers. For example, if we were performing both ReachSearch and ReachDisplay campaigns for a client, we consider that two Active Campaigns. Similarly, if a client purchased ReachSearch campaigns for two different products or purposes, we consider that two Active Campaigns. Numbers are rounded to the nearest hundred.

Caution Concerning Forward-Looking Statements

Statements in this press release regarding the Company’s guidance for future periods and the quotes from management constitute “forward-looking” statements within the meaning of the Securities Exchange Act of 1934.  These statements reflect the Company’s current views about future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievement to materially differ from those expressed or implied by the forward-looking statements.  Actual events or results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including:  (i) the Company’s ability to purchase media and receive rebates from Google, Yahoo! and Microsoft under commercially reasonable terms; (ii) the Company’s ability to recruit, train and retain its Internet Marketing Consultants; (iii) the Company’s ability to attract and retain customers; (iv) the Company’s ability to successfully enter new markets and manage its international expansion; (v) the Company’s ability to successfully develop and offer new products and services in the highly competitive online advertising industry; (vi) the impact of worldwide economic conditions, including the resulting effect on advertising budgets; and (vii) our ability to comply with government regulation affecting our business, including regulations or policies governing consumer privacy.  More information about these factors and other potential factors that could affect the Company's business and financial results is contained in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K . The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

About ReachLocal, Inc.

ReachLocal, Inc.’s (NASDAQ: RLOC) mission is to help small- and medium-sized businesses (SMBs) acquire, maintain and retain customers via the Internet. ReachLocal offers a comprehensive suite of online marketing solutions, including search engine marketing (ReachSearch™), Web presence (ReachCast™), display advertising and remarketing (ReachDisplay™), online marketing analytics (TotalTrack®), and assisted chat service (TotalLiveChat™), each targeted to the SMB market. ReachLocal delivers this suite of services to SMBs through a combination of its proprietary technology platform and its direct, “feet-on-the-street” sales force of Internet Marketing Consultants and select third-party agencies and resellers. ReachLocal is headquartered in Woodland Hills, CA, with offices throughout North America and in Australia, the United Kingdom, Germany, the Netherlands and Japan.

Investor Relations:
Alex Wellins
The Blueshirt Group
(415) 217-5861
alex@blueshirtgroup.com

Media Contact:
David Glaubke
Director of Corporate Communications
ReachLocal, Inc.
(818) 936-9908
dglaubke@reachlocal.com

REACHLOCAL, INC.
UNAUDITED BALANCE SHEETS
(in thousands, except per share data)

	March 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$90,336	$84,525
Short-term investments	497	644
Accounts receivable, net	4,388	4,240
Other receivables and prepaid expenses	8,354	9,226
Total current assets	103,575	98,635

Property and equipment, net	11,321	9,885
Capitalized software development costs, net	11,643	10,942
Restricted certificates of deposit	1,069	1,286
Intangible assets, net	1,472	1,957
Goodwill	41,766	41,766
Other assets	1,991	1,966
Total assets	$172,837	$166,437

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$32,541	$29,831
Accrued expenses	20,634	19,537
Deferred revenue and other liabilities	35,025	30,747
Liabilities of discontinued operations, net	860	996
Total current liabilities	89,060	81,111

Deferred rent and deferred payment obligations	2,686	3,039
Total liabilities	91,746	84,150

Stockholders’ Equity:
Common stock	-	-
Receivable from stockholder	(87)	(87)
Additional paid-in capital	108,596	108,883
Accumulated deficit	(27,240)	(26,234)
Accumulated other comprehensive loss	(178)	(275)
Total stockholders’ equity	81,091	82,287
Total liabilities and stockholders’ equity	$172,837	$166,437

Note: During the year ended December 31, 2011, the Company recorded the results of operations and financial position of its Bizzy subsidiary as discontinued operations.

REACHLOCAL, INC.
UNAUDITED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2012	2011

Revenue	$104,003	$84,058
Cost of revenue	52,390	44,500
Operating expenses:
Selling and marketing	38,543	32,161
Product and technology	4,333	3,022
General and administrative	9,807	7,077

Total operating expenses	52,683	42,260

Loss from continuing operations	(1,070)	(2,702)
Other income, net	203	196

Loss from continuing operations before provision for income taxes	(867)	(2,506)
Provision for income taxes	139	166
	-
Loss from continuing operations, net of income taxes	(1,006)	(2,672)
Loss from discontinued operations, net of income taxes	-	(775)
Net loss	$(1,006)	$(3,447)

Net loss per share available to common stockholders
Basic loss per share from continuing operations	$(0.03)	$(0.09)
Basic loss per share from discontinued operations	-	(0.03)
Basic net loss per share	$(0.03)	$(0.12)

Diluted loss per share from continuing operations	$(0.03)	$(0.09)
Diluted loss per share from discontinued operations	-	(0.03)
Diluted net loss per share	$(0.03)	$(0.12)

Weighted average common shares used in computation of net loss per share (5)
Basic	29,111	28,461
Diluted	29,111	28,461

Stock-based compensation, net of capitalization, and depreciation and amortization included in above line items:

Stock-based compensation:
Cost of revenue	$54	$51
Selling and marketing	300	369
Product and technology	249	229
General and administrative	1,493	1,091
	$2,096	$1,740

Depreciation and amortization:
Cost of revenue	$122	$156
Selling and marketing	518	325
Product and technology	1,969	1,467
General and administrative	355	298
	$2,964	$2,246

Note: During the year ended December 31, 2011, the Company recorded the results of operations and financial position of its Bizzy subsidiary as discontinued operations.

REACHLOCAL, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except per share data)
	Three Months Ended March 31,
	2012	2011
Cash flow from operating activities:
Net loss from continuing operations	$(1,006)	$(2,672)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	2,964	2,246
Stock-based compensation, net	2,096	1,740
Provision for doubtful accounts	78	90
Changes in operating assets and liabilities:
Accounts receivable	(222)	(287)
Other receivables and prepaid expenses	836	203
Other assets	(30)	86
Accounts payable and accrued liabilities	3,530	545
Deferred revenue and deferred payment obligations	5,108	2,617
Net cash provided by operating activities, continuing operations	13,354	4,568
Net cash used for operating activities , discontinued operations	(136)	(539)
Net cash provided by operating activities	13,218	4,029

Cash flow from investing activities:
Additions to property, equipment and software	(4,490)	(3,588)
Acquisitions, net of acquired cash	(1,035)	(5,793)
Maturities of short-term investments	383	-
Purchases of certificates of deposit and short term investments	-	(61)
Net cash used in investing activities, continuing operations	(5,142)	(9,442)
Net cash used in investing activities, discontinued operations	-	(345)
Net cash used in investing activities	(5,142)	(9,787)

Cash flow from financing activities:
Proceeds from exercise of stock options	11	1,946
Common stock repurchases	(2,786)	-
Net cash provided by (used in) financing activities	(2,775)	1,946

Effect of exchange rates on cash	510	315

Net change in cash and cash equivalents	5,811	(3,497)
Cash and cash equivalents—beginning of period	84,525	79,906

Cash and cash equivalents—end of period	$90,336	$76,409

Note: During the year ended December 31, 2011, the Company recorded discontinued operations related to its Bizzy subsidiary.

	Three Months Ended
	March 31,
	2012	2011
Reconciliation of Adjusted EBITDA to income (loss) from continuing operations
(in thousands)
Loss from continuing operations	$(1,070)	$(2,702)
Add:
Depreciation and amortization	2,964	2,246
Stock-based compensation, net	2,096	1,740
Acquisition and integration costs	32	414
Adjusted EBITDA (1)	$4,022	$1,698

Underclassmen Expense (2)	$11,055	$10,396

Note: During the year ended December 31, 2011, the Company recorded the results of operations and financial position of its Bizzy subsidiary as discontinued operations.

REACHLOCAL, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results for Three Months Ended March 31, 2012 and 2011
(in thousands, except per share amounts)

	Three Months Ended March 31, 2012				Three Months Ended March 31, 2011
		Adjustments:				Adjustments:
	GAAP Continuing	Stock-based Compensation	Acquisition	Non-GAAP	GAAP Continuing	Stock-based Compensation	Acquisition	Non-GAAP
	Operations	Related	Related	Operating	Operations	Related	Related	Operating
	"As Reported"	Expense (3)	Costs (4)	Results	"As Reported"	Expense (3)	Costs (4)	Results
Revenue	$104,003	-	-	$104,003	$84,058	-	-	$84,058

Cost of revenue	52,390	(54)	(11)	52,325	44,500	(51)	(52)	44,397

Operating expenses:
Sales and marketing	38,543	(300)	-	38,243	32,161	(369)	-	31,792
Product and technology	4,333	(584)	(315)	3,434	3,022	(504)	(314)	2,204
General and administrative	9,807	(1,493)	(192)	8,122	7,077	(1,091)	(570)	5,416
Total Operating expenses	52,683	(2,377)	(507)	49,799	42,260	(1,964)	(884)	39,412
Income (Loss) from continuing operations	(1,070)	2,431	518	1,879	(2,702)	2,015	936	249
Other income, net	203	-	-	203	196	-	-	196
Income (Loss) from continuing operations before provision for income taxes	(867)	2,431	518	2,082	(2,506)	2,015	936	445
Provision for income taxes	139	-	(16)	123	166	-	-	166
Net income (loss) from continuing operations	$(1,006)	2,431	534	$1,959	$(2,672)	2,015	936	$279

Net loss per share available to common stockholders

Basic income (loss) per share	$(0.03)			$0.07	$(0.09)			$0.01

Diluted income (loss) per share	$(0.03)			$0.07	$(0.09)			$0.01

Weighted average shares outstanding (5)
Basic	29,111			29,111	28,461			28,461
Diluted	29,111			29,612	28,461			32,725

Note: During the year ended December 31, 2011, the Company recorded the results of operations and financial position of its Bizzy subsidiary as discontinued operations. Accordingly, related prior-period amounts have been reclassified to conform to the current period presentation.

Footnotes

(1) Adjusted EBITDA is defined as net income (loss) from continuing operations before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, the effects of accounting for business combinations (including any impairment of acquired intangibles and, in the case of the acquisition of SMB:LIVE, the deferred cash consideration) and amounts included in other non-operating income or expense.

(2) Underclassmen Expense is a number the Company calculates to approximate its investment in Underclassmen and is comprised of the selling and marketing expenses allocated to Underclassmen during a reporting period. The amount includes the direct salaries and allocated benefits of the Underclassmen (excluding commissions), training and sales organization expenses including depreciation allocated based on relative headcount and marketing expenses allocated based on relative revenue.

(3) Stock-based Compensation Related Expense: Includes stock-based compensation expense and the related adjustment to amortization of capitalized software development costs.

(4) Acquisition related costs, including the amortization and any impairment of acquired intangibles and the deferred cash consideration for the SMB:LIVE acquisition, are excluded from the non-GAAP operating results as these are non-recurring charges which the Company would not have incurred as part of continuing operations.

(5) Weighted average shares outstanding:  The weighted average shares outstanding prior to the initial public offering date of May 19, 2010 have been retroactively adjusted to reflect the conversion of the Company's preferred stock into common stock.  The periods after the initial public offering reflect the actual shares outstanding.